UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2013

JAVELIN Mortgage Investment Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35673	45-5517523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On December 16, 2013, JAVELIN Mortgage Investment Corp. (“JAVELIN” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Bulldog Investors, LLC (together with certain of its affiliates, “Bulldog”).  Pursuant to the Purchase Agreement, the Company will repurchase 516,000 shares of JAVELIN common stock beneficially owned by Bulldog, at a purchase price of $12.7574 per share.  The purchase price equals a $0.05 discount to the volume-weighted average price of JAVELIN common stock traded on December 13, 2013.

In connection with the Purchase Agreement, the Company also entered into a Standstill Agreement, dated December 16, 2013, with Bulldog (the “Standstill Agreement”) and agreed to certain other standstill-related restrictions.  The agreement provides, among other things, that Bulldog:

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will withdraw its slate of nominees for election to the Company’s board of directors at the 2014 annual meeting and vote all of its shares in support of all of the Company’s nominees at the 2014 annual meeting;

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will vote all of its shares, at any meeting of stockholders of any company advised by ARMOUR Residential Management LLC or its affiliates (other than companies for which ARMOUR Residential Management LLC is appointed as manager in the future, if Bulldog was a shareholder in such company prior to such appointment), which are referred to as “ARMOUR companies,” in accordance with the recommendation of the applicable ARMOUR company board with respect to any nominee for director, any approval of an independent financial accounting firm or any proposal made by the applicable ARMOUR company board or one or more ARMOUR company shareholders during the five-year term of the Standstill Agreement; and

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will not engage in any solicitation of proxies or consents with respect to an ARMOUR company or make shareholder proposals for consideration at any meeting of stockholders or take certain other actions with respect to the securities of any ARMOUR company during the five-year term of the Standstill Agreement.

The foregoing description is only a summary, is not complete, should be read together with, and is qualified in its entirety by reference to, the full text of the Purchase Agreement and the Standstill Agreement, which have been filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are each incorporated herein by reference.

Item 8.01.       Other Events.

On December 16, 2013, the Company issued a press release describing the agreements with Bulldog.

The Company’s purchase of shares under the Purchase Agreement was made pursuant to a previously announced share repurchase program authorizing the Company to purchase up to 2 million shares of JAVELIN common stock.  As a result of the shares already repurchased in the open market this quarter and the repurchase from Bulldog, JAVELIN will have spent $15.275 million on share repurchases to-date, and will have repurchased approximately 9% of its shares outstanding.

A copy of the press release is included as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of December 16, 2013, by and between Bulldog Investors, LLC and JAVELIN Mortgage Investment Corp.
10.2	Standstill Agreement, dated as of December 16, 2013, by and between Bulldog Investors, LLC and JAVELIN Mortgage Investment Corp.
99.1	Press Release dated December 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2013

JAVELIN MORTGAGE INVESTMENT CORP.

By: /s/ James R. Mountain

Name: James R. Mountain

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Purchase Agreement, dated as of December 16, 2013, by and between Bulldog Investors, LLC and JAVELIN Mortgage Investment Corp.
10.2	Standstill Agreement, dated as of December 16, 2013, by and between Bulldog Investors, LLC and JAVELIN Mortgage Investment Corp.
99.1	Press Release dated December 16, 2013.